Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Archer Daniels Midland Company and in the related prospectuses of our reports dated August 22, 2008, with respect to the consolidated financial statements and schedule of Archer Daniels Midland Company and the effectiveness of internal control over financial reporting of Archer Daniels Midland Company, included in this Annual Report (Form 10-K) for the year ended June 30, 2008.

Registration Statement No. 33-49409 on Form S-8 dated March 15, 1993, relating to the Archer Daniels Midland 1991 Incentive Stock Option Plan and Archer Daniels Midland Company Savings and Investment Plan.

Registration Statement No. 33-55301 on Form S-3 dated August 31, 1994, as amended by Amendment No. 1 dated October 7, 1994 (definitive Prospectus dated October 11, 1994) relating to secondary offering of the common stock of Archer Daniels Midland Company.

Registration Statement No. 33-56223 on Form S-3 dated October 28, 1994, as amended by Amendment No. 1 dated December 27, 1994 (definitive Prospectus dated December 30, 1994) relating to secondary offering of the common stock of Archer Daniels Midland Company.

Registration Statement No. 333-13233 on Form S-3 dated October 1, 1996, as amended by Amendment No. 1 dated November 8, 1996, Amendment No. 2 dated March 20, 1997, and Amendment No. 3 dated March 31, 1997 (definitive Prospectus dated April 1, 1997) relating to secondary offering of the common stock of Archer Daniels Midland Company.

Registration Statement No. 333-31623 on Form S-3 dated July 18, 1997, as amended by Amendment No. 1 dated July 29, 1997 (definitive Prospectus dated August 5, 1997) relating to secondary offering of the common stock of Archer Daniels Midland Company.

Registration Statement No. 333-51381 on Form S-8 dated April 30, 1998, relating to the Archer Daniels Midland Company 1996 Stock Option Plan.

Registration Statement No. 333-68339 on Form S-3 dated December 3, 1998, as amended by Amendment No. 1 dated December 10, 1998, relating to secondary offering of the common stock of Archer Daniels Midland Company.

Registration Statement No. 333-75073 on Form S-8 dated March 26, 1999, relating to the ADM Employee Stock Ownership Plan for Salaried Employees and the ADM Employee Stock Ownership Plan for Hourly Employees.

Registration Statement No. 333-37690 on Form S-8 dated May 24, 2000, relating to the Archer Daniels Midland Company Incentive Compensation Plan.

Registration Statement No. 333-37694 on Form S-8 dated May 24, 2000, relating to the ADM Employee Stock Ownership Plan for Salaried Employees and the ADM Employee Stock Ownership Plan for Hourly Employees.

Registration Statement No. 333-42612 on Form S-8 dated July 31, 2000, as amended by Post-Effective Amendment No. 1 dated August 8, 2000, relating to the ADM 401(k) Plan for Salaried Employees and the ADM 401(k) Plan for Hourly Employees.

Registration Statement No. 333-64524 on Form S-3 dated July 3, 2001, relating to secondary offering of the common stock of Archer Daniels Midland Company.

Registration Statement No. 333-67962 on Form S-8 dated August 20, 2001, relating to the ADM Deferred Compensation Plan for Selected Management Employees.

Registration Statement No. 333-86344 on Form S-8 dated April 16, 2002, relating to the ADM Voluntary Employee Payroll Deduction Stock Purchase Plan.

Registration Statement No. 333-117206 on Form S-8 dated July 7, 2004, relating to the Archer Daniels Midland Company 2002 Incentive Compensation Plan.

Registration Statement No. 333-121616 on Form S-8 dated December 23, 2004, relating to the ADM Deferred Compensation Plan for Selected Management Employees I.

Registration Statement No. 333-121631 on Form S-8 dated December 23, 2004, relating to the ADM Deferred Compensation Plan for Selected Management Employees II.

Registration Statement No. 333-137541 on Form S-3 dated September 22, 2006, as amended by Amendment No. 1 dated May 27, 2008, relating to debt securities and warrants to purchase debt securities and common stock and warrants to purchase common stock of Archer Daniels Midland Company.

Registration Statement No. 333-145733 on Form S-3 dated August 27, 2007, relating to convertible senior notes and common stock of Archer Daniels Midland Company.

/s/ Ernst & Young LLP

St. Louis, Missouri
August 22, 2008